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                                  EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related prospectus of Ribozyme Pharmaceuticals, Inc. for the registration of 3,000,000 shares of its common stock and to the incorporation by reference therein of our report dated February 9, 2000, with respect to the financial statements of Ribozyme Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999 filed with the Securities and Exchange Commission.

/s/  Ernst & Young LLP
Denver, Colorado
November 3, 2000